UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2019 (March 26, 2019)

SAFEGUARD SCIENTIFICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

1-5620	23-1609753
(Commission File Number)	(IRS Employer Identification No.)

170 North Radnor-Chester Road, Suite 200, Radnor, PA 19087

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code) 610-293-0600

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 26, 2019, Safeguard Scientifics, Inc., a Pennsylvania corporation (the “Company”), entered into a Cooperation Agreement (the “Cooperation Agreement”) with Horton Capital Management, LLC, Joseph M. Manko, Jr., Maplewood Partners, LLC, Maplewood Advisors IM, LLC, Darren C. Wallis, Horton Capital Partners, LLC, Sierra Capital Investments, L.P., Maplewood Capital Partners, LP, Maplewood Global Partners, LLC, Horton Capital Partners Fund, LP, AVI Capital Partners, LP, and Maplewood Advisors GP, LLC (collectively, the “Investor Group”).

Pursuant to the terms of the Cooperation Agreement, the Issuer agreed to, among other things: (i) increase the size of its Board from five (5) to six (6) members; (ii) appoint Mr. Manko (the “New Director”) to the Board of Directors (the “Board”), effective immediately with a term expiring at the Issuer’s 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”); (iii) nominate the New Director and the five (5) members of the Board who are on the Board prior to the execution of the Cooperation Agreement (the “Incumbent Slate,” and together with the New Director, the “2019 Nominees”) for election at the 2019 Annual Meeting with a term expiring at the Issuer’s 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”); (iv) recommend each of the 2019 Nominees for election as directors of the Issuer at the 2019 Annual Meeting; (v) support and solicit proxies for the election of the New Director in substantially the same manner as the Issuer supports and solicits proxies for the election of each of the members of the Incumbent Slate at the 2019 Annual Meeting; (vi) appoint the New Director to all committees of the Board; (vii) hold the 2019 Annual meeting no later than July 1, 2019; and (viii) not increase the size of the Board beyond six (6) members until the expiration of the Standstill Period (as defined below) without the unanimous approval of the Board, subject to certain limitations.

The Cooperation Agreement also provides that if the New Director (or any replacement director) is unable or unwilling to serve as a director, resigns as a director or is removed as a director of the Issuer for any reason, other than failure to be elected or re-elected, and at such time the Investor Group beneficially owns in the aggregate at least the lesser of five percent (5.0%) of the Issuer’s then outstanding shares of Common Stock, and 1,028,848 shares of Common Stock, subject to adjustment, then the Issuer and the Investor Group will work together in good faith to identify and propose a replacement director to be appointed to the Board who shall only be appointed to the Board after having been mutually agreed upon by both the Issuer and the Investor Group.

Pursuant to the terms of the Cooperation Agreement, the Investor Group has agreed that at each annual and special meeting of shareholders held during the Standstill Period, the Investor Group will (i) appear at such meeting or otherwise cause all shares of Common Stock beneficially owned by it and its respective Affiliates and Associates (as such terms are defined in Rule 12b-2 of the Exchange Act) to be counted as present thereat for purposes of establishing a quorum; (ii) vote, or cause to be voted, all shares of Common Stock beneficially owned by it and its respective Affiliates and Associates on the Issuer’s proxy card or voting instruction form in favor of (a) the directors nominated and recommended by the Board (and not in favor of any other nominees to serve on the Board), and (b) except in connection with any Opposition Matter (as defined below) or Other Voting Recommendation (as defined below), each of the shareholder proposals listed on the Issuer’s proxy card or voting instruction form in accordance with the Board’s recommendations; and (iii) not execute any proxy card or voting instruction form in respect of such shareholders’ meeting other than the proxy card and related voting instruction form being solicited by or on behalf of the Board. Pursuant to the Cooperation Agreement, in the event that Institutional Shareholder Services Inc. (“ISS”) issues a recommendation with respect to any matter (other than with respect to the election or removal of directors) that is different from the recommendation of the Board, the Investor Group shall have the right to vote its shares of Common Stock on the Issuer’s proxy card or voting instruction form in accordance with the ISS recommendation (the “Other Voting Recommendation”). Under the Cooperation Agreement, “Opposition Matter” means any of the following transactions, but only to the extent submitted by the Board to shareholders for approval: (A) the sale or transfer of all or substantially all of the Issuer’s assets in one or a series of transactions; (B) the sale or transfer of a majority of the outstanding shares of the Issuer’s Common Stock (through a merger, stock purchase, or otherwise); (C) any merger, consolidation, acquisition of control, or other business combination; (D) any tender or exchange offer; (E) any dissolution, liquidation, or reorganization; (F) any changes in the Issuer’s capital structure (but excluding any proposals relating to the adoption, amendment or continuation of any equity plans); (G) any proposals relating to the Tax Benefits Plan (as defined in the Cooperation Agreement); or (H) any other transactions that would result in a Change of Control (as defined in the Cooperation Agreement) of the Issuer. The Investor Group also irrevocably withdrew its Nomination Notice delivered to the Issuer on March 22, 2019.

The Investor Group also agreed to certain standstill provisions from the date of the Cooperation Agreement until 11:59 p.m., Eastern Time, on the date that is the earlier of (i) ten (10) calendar days prior to the expiration of the advance notice period for the submission by shareholders of director nominations for consideration at the 2020 Annual Meeting and (ii) one hundred (100) calendar days prior to the first anniversary of the 2019 Annual Meeting (the “Standstill Period”). The standstill provisions generally prohibit the Investor Group and its Affiliates (as defined in the Cooperation Agreement) from taking specified actions during the Standstill Period with respect to the Issuer and its securities, including, among others: (i) soliciting or participating in any solicitation of proxies or written consents to vote any voting securities of the Issuer, (ii) conducting any non-binding referendum with respect to any voting securities of the Issuer; (iii) joining any other “group” for purposes of Section 13(d) of the Exchange Act or becoming party to any voting arrangement or agreement; (iv) seeking or encouraging others to submit nominations for the election or removal of directors; (v) seeking, alone or in concert with others, representation on the Board, except as expressly permitted by the Cooperation Agreement; (vi) advising, encouraging or influencing any person with respect to the voting of or disposition of any securities of the Issuer; (vii) making shareholder proposals at any annual or special meeting of shareholders; (viii) calling, or supporting another shareholder’s call of, any meeting of shareholders; (ix) initiating, encouraging or participating in any “vote no,” “withhold” or similar campaign relating to the Issuer; (x) acquiring any additional securities of the Issuer or any rights decoupled from the underlying securities of the Issuer representing in the aggregate in excess of ten percent (10%) of the shares of Common Stock then outstanding, provided that any such additional share acquisitions can only be made to the extent that the Issuer was to determine to grant the Investor Group a waiver or exemption under the Tax Benefits Plan; or (xi) publicly announce or otherwise publicly disclose an intent to propose or enter into or agree to enter into, singly or with any other person, directly or indirectly, any form of business combination or acquisition or other transaction relating to a material amount of assets or securities of the Issuer or any of its subsidiaries.

The foregoing description of the Cooperation Agreement is qualified in its entirety by reference to the Cooperation Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2019, the Board voted to increase the size of the Board from five (5) to six (6) members effective with the execution of the Cooperation Agreement. The Board also voted to appoint Mr. Manko as a director of the Company effective with the execution of the Cooperation Agreement. Concurrent with his appointment to the Board, Mr. Manko was appointed to the Board’s Audit, Compensation and Nominating & Corporate Governance Committees.

The Board has determined that Mr. Manko qualifies as an “independent director” as defined under listing standard 303A.02 of the NYSE.

Mr. Manko will receive compensation for his services (consisting of cash retainers and eligibility for equity awards) under the Company’s director compensation program applicable to non-employee directors.

Except as disclosed in this Current Report on Form 8-K, there are currently no arrangements or understandings between Mr. Manko and any other person pursuant to which Mr. Manko was appointed to serve as a member of the Board. The Company is not aware of any transaction involving Mr. Manko requiring disclosure under Item 404(a) of Regulation S-K.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 8.01.	Other Events.

A copy of the press release issued by the Company on March 27, 2019 announcing the execution of the Cooperation Agreement and the appointment of Mr. Manko to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Cooperation Agreement dated March 26, 2019 by and among Safeguard Scientifics, Inc. and Horton Capital Management, LLC, Joseph M. Manko, Jr., Maplewood Partners, LLC, Maplewood Advisors IM, LLC, Darren C. Wallis, Horton Capital Partners, LLC, Sierra Capital Investments, L.P., Maplewood Capital Partners, LP, Maplewood Global Partners, LLC, Horton Capital Partners Fund, LP, AVI Capital Partners, LP, and Maplewood Advisors GP, LLC.

99.1	Safeguard Scientifics, Inc. Press Release issued on March 27, 2019.

Important Additional Information And Where To Find It

Safeguard Scientifics, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Safeguard Scientifics’ shareholders in connection with the matters to be considered at Safeguard Scientifics’ 2019 Annual Meeting of Shareholders. Information regarding the names of Safeguard Scientifics’ directors and executive officers and their respective interests in Safeguard Scientifics through security holdings or otherwise can be found in Safeguard Scientifics’ proxy statement for its 2018 Annual Meeting of Shareholders, filed with the SEC on May 16, 2018. To the extent holdings of Safeguard Scientifics’ securities have changed since the amounts set forth in Safeguard Scientifics’ proxy statement for its 2018 Annual Meeting of Shareholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. Safeguard Scientifics intends to file a proxy statement and accompanying proxy card with the SEC in connection with the solicitation of proxies from Safeguard Scientifics’ shareholders in connection with the matters to be considered at Safeguard Scientifics’ 2019 Annual Meeting of Shareholders. Additional information regarding the identity of participants, and their direct or indirect interests, through security holdings or otherwise, will be set forth in Safeguard Scientifics’ proxy statement for its 2019 Annual Meeting, including the schedules and appendices thereto. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY SAFEGUARD SCIENTIFICS WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain the Proxy Statement, any amendments or supplements to the Proxy Statement, the accompanying proxy card, and other documents filed by Safeguard Scientifics with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Investor Relations section of Safeguard Scientifics’ corporate website at www.safeguard.com, by writing to Safeguard Scientifics’ Corporate Secretary at Safeguard Scientifics, Inc. 170 North Radnor-Chester Road, Suite 200, Radnor, PA 19087 or by contacting Safeguard Scientifics’ investor relations department at 610.975.4952.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Date: March 27, 2019	By:	/s/ Brian J. Sisko
		Name:	Brian J. Sisko
		Title:	President and Chief Executive Officer